UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014 (May 29, 2014)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-190698	80-0943668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note to Amended Current Report on Form 8-K/A

American Realty Capital Hospitality Trust, Inc. (the “Company”) previously filed a Current Report on Form 8-K on June 2, 2014 (the “Original Form 8-K”) which contained the full results of the matters voted on at the Company’s Annual meeting of Stockholders. This Amended Current Report on Form 8-K/A is being filed solely for the purpose of amending  the Original Form 8-K to clarify a typographical error contained in the Original Form 8-K with respect to the voting results. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

American Realty Capital Hospitality Trust, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 29, 2014. At the annual meeting, the stockholders voted on the election of William M. Kahane, Nicholas S. Schorsch, Abby M. Wenzel, P. Sue Perrotty and Stanley R. Perla to the Company’s Board of Directors for one-year terms until the 2015 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified.

The stockholders elected all five nominees for director.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
William M. Kahane	151,003.0540	4,129.0320	0
Nicholas S. Schorsch	151,003.0540	4,129.0320	0
Abby M. Wenzel	151,003.0540	0	4,129.0320
P. Sue Perrotty	155,132.0860	0	0
Stanley R. Perla	151,003.0540	4,129.0320	0

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: June 3, 2014	By:	/s/ William M. Kahane
William M. Kahane Chief Executive Officer, President and Director